UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 20, 2015 (July 20, 2015)

Caleres, Inc.

(Exact Name of Registrant as Specified in its Charter)

New York	1-2191	43-0197190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8300 Maryland Avenue

St. Louis, Missouri 63105

(Address of principal executive offices)

Registrant’s telephone number, including area code: (314) 854-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 20, 2015 Caleres, Inc. (the “Company”) and certain of its subsidiaries entered into a First Amendment (the “Amendment”) to its Fourth Amended and Restated Credit Agreement dated as of December 18, 2014 (the “Credit Agreement”) with a group of lenders named in the Credit Agreement.

The Amendment provides for the release of all of the Company’s subsidiaries that were borrowers under or that guaranteed the Credit Agreement other than Sidney Rich Associates, Inc. and BG Retail, LLC. After giving effect to the Amendment, the Company will be the lead borrower, and Sidney Rich Associates, Inc. and BG Retail, LLC will each be co-borrowers and guarantors under the Company’s existing revolving credit agreement.

The foregoing description is only a summary and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

Offering of Senior Notes Due 2023

On July 20, 2015, the Company issued a press release, attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing its intention to offer $200 million in aggregate principal amount of senior notes due 2023 (the “Notes”) in a private placement, subject to market and other conditions. The Notes will be guaranteed on a senior unsecured basis by each of its subsidiaries that is a borrower or guarantor under the Company’s existing revolving credit facility.

The net proceeds of the offering are expected to be used, together with cash on hand, to purchase any and all of the Company’s 7 1⁄8% Senior Notes due 2019 that are tendered pursuant to a cash tender offer, otherwise redeem any notes not tendered in the cash tender offer and pay fees and expenses in connection with the foregoing transactions.

The information contained in this Item 7.01 is neither an offer to sell nor a solicitation of an offer to buy any of the Notes. The Notes will be offered in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933 (the “Securities Act”) and outside the United States to non-United States persons in compliance with Regulation S under the Securities Act. The Notes to be offered will not be registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

Tender Offer for 7 1⁄8% Senior Notes due 2019

On July 20, 2015, the Company also issued a press release announcing that it has commenced a cash tender offer to purchase any and all of the outstanding aggregate principal amount of its 7 1⁄8% Senior Notes due 2019. A copy of the press release, which summarizes the materials terms of the Company’s offer to purchase, is being filed as Exhibit 99.2 hereto, and the statements contained therein are incorporated by reference herein.

The information in this Item 7.01 of this Current Report on Form 8-K and Exhibits 99.1 and 99.2 attached hereto shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information or exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

See Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALERES, INC.

Date: July 20, 2015	By:	/s/ Michael I. Oberlander
Michael I. Oberlander
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to Credit Agreement, dated July 20, 2015, among the Company, as lead borrower for itself and on behalf of certain of its subsidiaries, and the financial institutions party thereto.

99.1	Press Release, dated July 20, 2015 announcing the Company’s offering of senior notes due 2023.

99.2	Press Release, dated July 20, 2015 announcing the Company’s tender offer.